Exhibit 99.1

Vontier Reports First Quarter 2024 Results and Maintains Full Year Outlook

Resilient end markets and our Connected Mobility strategy, coupled with a comprehensive suite of industry-leading solutions and a commitment to innovation continue to drive growth and unlock value.

•Sales of $756 million, down 3% vs. prior year; Core sales increased 4%
•GAAP diluted net EPS of $0.88; Adjusted diluted net EPS of $0.74 above prior guide of $0.68 to $0.72
•Operating cash flow was $92 million; Adjusted free cash flow was $78 million, representing 68% Adjusted free cash flow conversion
•Initiates Q2 2024 guidance for adjusted diluted net EPS of $0.67 to $0.71

RALEIGH, North Carolina, May 2, 2024 -- Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, today announced results for the first quarter ended March 29, 2024.

Reported sales in the first quarter declined 3% year-over-year to $755.8 million, reflecting the absence of sales from divested businesses. Core sales increased 4% on strong demand for retail fueling, enterprise productivity and alternative energy solutions. Operating profit of $142.1 million increased 6% from the prior year, and operating profit margin increased 160 basis points, to 18.8%. Adjusted operating profit of $166.7 million increased 3% from the prior year and adjusted operating profit margin increased approximately 130 basis points, to 22.1%. Net earnings were $136.8 million, and adjusted net earnings were $115.7 million, resulting in GAAP diluted net earnings per share of $0.88 and adjusted diluted net earnings per share of $0.74.

“We delivered solid first quarter results, exceeding our profit guidance for the quarter, with continued momentum across the majority of our end markets,” said Mark Morelli, President and Chief Executive Officer. “Our customers across key growth verticals continue to invest in our innovative solutions that optimize their revenues and lower operating costs through reducing complexity and managing their assets more effectively.”

Morelli continued, “Meeting these customer needs increasingly requires smarter, more connected solutions. Vontier’s large installed base, coupled with the depth and breadth of our portfolio and our Connected Mobility strategy, uniquely positions us to deliver industry-leading, integrated solutions that drive enhanced productivity, automation and profitability to our customers. I remain confident in our ability to create value for all our stakeholders and deliver on our financial commitments.”

Segment Results

Q1 2024 Segment Results Summary

	Environmental & Fueling Solutions	Mobility Technologies(a)	Repair Solutions	Other	Total Vontier
Sales ($M)	$331.0	$242.7	$182.4	$1.3	$755.8
Segment Operating Profit ($M)	$97.3	$47.6	$44.7	$(0.4)	$189.2
Segment Operating Profit %	29.4%	19.6%	24.5%	(30.8)%	25.0%
(a) Includes $1.6 million of intersegment sales that are eliminated in consolidation.

Environmental & Fueling Solutions reported sales grew 6% year-over-year. Core sales increased 10%, driven by strong growth in North America dispenser equipment, aftermarket parts, and environmental solutions. Segment operating profit increased 21% versus the prior year. Segment operating profit margin expanded 370 basis points resulting from favorable product and geographic mix, ongoing cost savings and positive price/cost.

Mobility Technologies reported sales declined 1% versus the prior year. Core sales increased slightly year-over-year, as continued strong demand for C-store enterprise productivity and alternative energy solutions was offset by softer demand for car wash technologies. Segment operating profit was down slightly versus the prior year. Segment operating profit margin increased 10 basis points year-over-year despite higher R&D and other growth investments.

Repair Solutions reported sales grew 1% over the prior year. Core sales growth of approximately 1% was driven by continued demand within the tool storage and diagnostic tools categories, partially offset by moderation in hardline products. Segment operating profit declined 5% (or just over $2 million) versus the prior year. Segment operating profit margin declined 160 basis points, the result of higher operating costs.

Other Items
•Repurchased ~$22 million, or ~0.6 million shares during the quarter
•Repaid $50 million in debt during the quarter
•Net leverage ratio ended Q1 at 2.6X

2024 Outlook
•Total sales $3,040 to $3,100 million; Core sales growth +4 to 6%
•Adjusted operating profit margin expansion of 80 to 110 basis points year-over-year
•Adjusted diluted net earnings per share in the range of $3.00 to $3.15
•Adjusted free cash flow conversion of ~90 to 100%

Q2 2024 Outlook
•Total sales $735 to $750 million; Core sales growth +2 to 4%
•Adjusted operating profit margin expansion of 20 to 60 basis points year-over-year
•Adjusted diluted net earnings per share in the range of $0.67 to $0.71

Conference Call Details
Vontier will discuss results and outlook during its quarterly investor conference call today starting at 8:30 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Vontier’s website, www.vontier.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

The call can be accessed via webcast or by dialing +1 800-549-8228, along with the conference ID: 38690. A replay of the webcast will be available at the same location shortly after the conclusion of the presentation, or by dialing +1 888-660-6264, conference ID: 38690 and passcode 38690 or under the “Investors” section of the Vontier website under “Events & Presentations.”

ABOUT VONTIER
Vontier (NYSE: VNT) is a global industrial technology company uniting productivity, automation and multi-energy technologies to meet the needs of a rapidly evolving, more connected mobility ecosystem. Leveraging leading market positions, decades of domain expertise and unparalleled portfolio breadth, Vontier enables the way the world moves – delivering smart, safe and sustainable solutions to our customers and the planet. Vontier has a culture of continuous improvement and innovation built upon the foundation of the Vontier Business System and embraced by colleagues worldwide. Additional information about Vontier is available on the Company’s website at www.vontier.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “core sales growth,” “adjusted operating profit,” “adjusted operating profit margin,” “segment operating profit,” “segment operating profit margin,” “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” “adjusted free cash flow”, “adjusted free cash flow conversion”, “EBITDA”, “adjusted EBITDA” and “net leverage ratio” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, war or hostility, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Form 10-K for the year ended December 31, 2023. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Ryan Edelman
Vice President, Investor Relations
Vontier Corporation
5438 Wade Park Blvd, Suite 600
Raleigh, NC 27607
Telephone: (984) 238-1929

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$406.0	$340.9
Accounts receivable, net	519.0	497.5
Inventories	294.8	296.6
Prepaid expenses and other current assets	141.6	141.4
Current assets held for sale	—	56.1
Total current assets	1,361.4	1,332.5
Property, plant and equipment, net	107.1	102.3
Operating lease right-of-use assets	48.0	47.0
Long-term financing receivables, net	278.7	276.2
Other intangible assets, net	546.4	568.3
Goodwill	1,732.1	1,742.4
Other assets	232.1	225.3
Total assets	$4,305.8	$4,294.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$55.7	$106.6
Trade accounts payable	384.9	366.8
Current operating lease liabilities	14.5	14.0
Accrued expenses and other current liabilities	410.0	435.8
Current liabilities held for sale	—	32.1
Total current liabilities	865.1	955.3
Long-term operating lease liabilities	37.7	37.1
Long-term debt	2,189.7	2,189.0
Other long-term liabilities	220.7	217.0
Total liabilities	3,313.2	3,398.4
Commitments and Contingencies
Equity:
Preferred stock	—	—
Common stock	—	—
Treasury stock	(425.3)	(403.4)
Additional paid-in capital	62.5	56.8
Retained earnings	1,265.0	1,132.1
Accumulated other comprehensive income	82.7	104.9
Total Vontier stockholders’ equity	984.9	890.4
Noncontrolling interests	7.7	5.2
Total equity	992.6	895.6
Total liabilities and equity	$4,305.8	$4,294.0

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 29, 2024	March 31, 2023
Sales	$755.8	$776.4
Operating costs and expenses:
Cost of sales, excluding amortization of acquisition-related intangible assets	(383.8)	(423.4)
Selling, general and administrative expenses	(165.4)	(157.5)
Research and development expenses	(44.5)	(41.0)
Amortization of acquisition-related intangible assets	(20.0)	(20.7)
Operating profit	142.1	133.8
Non-operating income (expense), net:
Interest expense, net	(18.9)	(24.0)
Gain on sale of business	39.8	—
Other non-operating expense, net	(0.2)	(0.9)
Earnings before income taxes	162.8	108.9
Provision for income taxes	(26.0)	(26.1)
Net earnings	$136.8	$82.8

Net earnings per share:
Basic	$0.89	$0.53
Diluted	$0.88	$0.53
Weighted average shares outstanding:
Basic	154.5	155.7
Diluted	155.4	156.1

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 29, 2024	March 31, 2023
Cash flows from operating activities:
Net earnings	$136.8	$82.8
Non-cash items:
Depreciation expense	11.4	10.4
Amortization of acquisition-related intangible assets	20.0	20.7
Stock-based compensation expense	9.5	6.8
Gain on sale of business	(39.8)	—
Other non-cash items	1.2	(0.3)
Change in deferred income taxes	(7.6)	(5.7)
Change in accounts receivable and long-term financing receivables, net	(28.2)	42.1
Change in other operating assets and liabilities	(11.8)	(75.8)
Net cash provided by operating activities	91.5	81.0
Cash flows from investing activities:
Proceeds from sale of business, net of cash provided	70.5	—
Payments for additions to property, plant and equipment	(20.2)	(13.7)
Proceeds from sale of property	0.9	4.2
Cash paid for equity investments	(0.2)	(1.9)
Proceeds from sale of equity securities	—	20.4
Net cash provided by investing activities	51.0	9.0
Cash flows from financing activities:
Repayment of long-term debt	(50.0)	(65.0)
Net (repayments of) proceeds from short-term borrowings	(1.0)	3.9
Payments of common stock cash dividend	(3.9)	(3.9)
Purchases of treasury stock	(21.6)	(18.1)
Proceeds from stock option exercises	12.8	1.2
Other financing activities	(10.7)	(5.3)
Net cash used in financing activities	(74.4)	(87.2)
Effect of exchange rate changes on cash and cash equivalents	(3.0)	0.9
Net change in cash and cash equivalents	65.1	3.7
Beginning balance of cash and cash equivalents	340.9	204.5
Ending balance of cash and cash equivalents	$406.0	$208.2

VONTIER CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL SUMMARY
(in millions)
(unaudited)

	Three Months Ended
	March 29, 2024	March 31, 2023
Sales
Mobility Technologies	$242.7	$245.9
Repair Solutions	182.4	181.4
Environmental & Fueling Solutions	331.0	313.8
Other	1.3	35.3
Intersegment eliminations	(1.6)	—
Total Vontier Sales	$755.8	$776.4

Segment & Adjusted Operating Profit
Mobility Technologies	$47.6	$47.9
Repair Solutions	44.7	47.3
Environmental & Fueling Solutions	97.3	80.7
Other	(0.4)	3.8
Segment Operating Profit (Non-GAAP)	189.2	179.7
Corporate & Other Unallocated Expense	(22.5)	(18.5)
Adjusted Operating Profit (Non-GAAP)	$166.7	$161.2

Segment & Adjusted Operating Profit Margin
Mobility Technologies	19.6%	19.5%
Repair Solutions	24.5%	26.1%
Environmental & Fueling Solutions	29.4%	25.7%
Other	(30.8%)	10.8%
Segment Operating Profit Margin (Non-GAAP)	25.0%	23.1%
Adjusted Operating Profit Margin (Non-GAAP)	22.1%	20.8%

VONTIER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Core Sales Growth

We define core sales growth as the change in total sales calculated according to GAAP but excluding (i) sales from acquired and certain divested businesses; (ii) the impact of currency translation; and (iii) certain other items.
•References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested or exited businesses or product lines not considered discontinued operations.
•The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales, including foreign operations, (excluding sales from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
•The portion of sales attributable to other items is calculated as the impact of those items which are not directly correlated to core sales which do not have an impact on the current or comparable period.
Core sales growth should be considered in addition to, and not as a replacement for or superior to, total sales, and may not be comparable to similarly titled measures reported by other companies.
Management believes that reporting the non-GAAP financial measure of core sales growth provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our sales performance with our performance in prior and future periods and to our peers. We exclude the effect of acquisitions and certain divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation and certain other items from core sales because these items are either not under management’s control or relate to items not directly correlated to core sales growth. Management believes the exclusion of these items from core sales growth may facilitate assessment of underlying business trends and may assist in comparisons of long-term performance.
Adjusted Operating Profit and Adjusted Operating Profit Margin
Adjusted operating profit refers to operating profit calculated in accordance with GAAP, but excluding amortization of acquisition-related intangible assets, costs associated with restructurings including one-time termination benefits and related charges and impairment and other charges associated with facility closure, contract termination and other related activities, and the related impact of certain divested or exited businesses or product lines not considered discontinued operations ("Restructuring- and divestiture-related adjustments"), transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, and other charges which represent charges incurred that are not part of our core operating results (“Other charges”). Adjusted operating profit margin refers to adjusted operating profit divided by GAAP sales.

Segment Operating Profit and Segment Operating Profit Margin
Segment operating profit is used by Vontier’s management in determining how to allocate resources and assess performance. Segment operating profit represents total segment sales less operating costs attributable to the segment, which does not include unallocated corporate costs and other operating costs not allocated to the reportable segments as part of management’s assessment of reportable segment operating performance, including stock-based compensation expense, amortization of acquisition-related intangible assets and other costs shown in the reconciliation to GAAP operating profit below. As part of management’s assessment of the Repair Solutions segment, a capital charge based on the segment’s financing receivables portfolio is assessed by Corporate. Segment operating profit margin refers to segment operating profit divided by GAAP sales.
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
Adjusted net earnings refers to net earnings calculated in accordance with GAAP, but excluding on a pretax basis amortization of acquisition-related intangible assets, Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments, including the tax effect of these adjustments and other tax adjustments. The tax effect of such adjustments was calculated by applying our estimated adjusted effective tax rate to the pretax amount of each adjustment. Adjusted diluted net earnings per share refers to adjusted net earnings divided by the weighted average diluted shares outstanding.
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
Free cash flow refers to cash flow from operations calculated according to GAAP but excluding capital expenditures. Adjusted free cash flow refers to free cash flow adjusted for cash received from the sale of property and cash paid for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs and Other charges. Adjusted free cash flow conversion refers to adjusted free cash flow divided by adjusted net earnings.

Net Leverage Ratio, EBITDA and Adjusted EBITDA
EBITDA refers to net earnings calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization of acquisition-related intangible assets. Adjusted EBITDA refers to EBITDA adjusted for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments. Net leverage ratio refers to net debt divided by Adjusted EBITDA.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
A reconciliation of each of the projected Core Sales Growth, Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings Per Share and Adjusted Free Cash Flow Conversion, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Components of Sales Growth

	% Change Three Months Ended March 29, 2024 vs. Comparable 2023 Period
	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Other Segment	Total
Total Sales Growth (GAAP)	(1.3)%	0.6%	5.5%	(96.3)%	(2.7)%
Core sales growth (Non-GAAP)	0.3%	0.6%	9.6%	—%	3.9%
Acquisitions and divestitures (Non-GAAP)	—%	—%	(3.5)%	(96.3)%	(5.8)%
Currency exchange rates (Non-GAAP)	(1.6)%	—%	(0.6)%	—%	(0.8)%

Reconciliation of Operating Profit to Adjusted Operating Profit and Segment Operating Profit

	Three Months Ended
$ in millions	March 29, 2024	March 31, 2023
Operating Profit (GAAP)	$142.1	$133.8
Amortization of acquisition-related intangible assets	20.0	20.7
Restructuring- and divestiture-related adjustments	4.7	4.5
Transaction- and deal-related costs	(0.5)	3.1
Asbestos-related adjustments	0.3	—
One-time costs related to separation	0.6	1.1
Amortization of acquisition-related inventory fair value step-up	—	0.8
Gain on sale of property	(0.5)	(2.8)
Adjusted Operating Profit (Non-GAAP)	166.7	161.2
Corporate & Other Unallocated Costs	22.5	18.5
Segment Operating Profit (Non-GAAP)	$189.2	$179.7

Operating Profit Margin (GAAP)	18.8%	17.2%
Adjusted Operating Profit Margin (Non-GAAP)	22.1%	20.8%
Segment Operating Profit Margin (Non-GAAP)	25.0%	23.1%

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three Months Ended
($ in millions)	March 29, 2024	March 31, 2023
Net Earnings (GAAP)	$136.8	$82.8
Amortization of acquisition-related intangible assets	20.0	20.7
Restructuring- and divestiture-related adjustments	4.7	4.5
Transaction- and deal-related costs	(0.5)	3.1
Asbestos-related adjustments	0.3	—
One-time costs related to separation	0.6	1.1
Amortization of acquisition-related inventory fair value step-up	—	0.8
Gain on sale of property	(0.5)	(2.8)
Gain on sale of business	(39.8)	—
Loss on equity investments	0.1	0.7
Tax effect of the Non-GAAP adjustments and other tax adjustments	(6.0)	(4.8)
Adjusted Net Earnings (Non-GAAP)	$115.7	$106.1

Diluted weighted average shares outstanding	155.4	156.1

Diluted Net Earnings Per Share (GAAP)	$0.88	$0.53
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.74	$0.68

Reconciliation of Operating Cash Flow to Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Conversion

	Three Months Ended
($ in millions)	March 29, 2024	March 31, 2023
Operating Cash Flow (GAAP)	$91.5	$81.0
Less: Purchases of property, plant & equipment (capital expenditures)	(20.2)	(13.7)
Free Cash Flow (Non-GAAP)	$71.3	$67.3
Restructuring- and divestiture-related adjustments	3.8	4.1
Transaction- and deal-related costs	2.2	2.3
Proceeds from sale of property	0.9	4.2
Adjusted Free Cash Flow (Non-GAAP)	$78.2	$77.9
Adjusted Net Earnings (Non-GAAP)	$115.7	$106.1
Adjusted Free Cash Flow Conversion (Non-GAAP)	67.6%	73.4%

Net Leverage Ratio and Reconciliation from Net Earnings to EBITDA to Adjusted EBITDA

Total Debt	$2,255.7
Less: Cash	(406.0)
Net Debt	$1,849.7
Adjusted EBITDA (Non-GAAP)	$715.4
Net Leverage Ratio	2.6

	Three Months Ended	LTM
($ in millions)	March 29, 2024	March 29, 2024
Net Earnings (GAAP)	$136.8	$430.9
Interest expense, net	18.9	88.6
Income tax expense	26.0	106.5
Depreciation and amortization expense	31.4	125.3
EBITDA (Non-GAAP)	$213.1	$751.3
Restructuring- and divestiture-related adjustments	4.7	26.2
Transaction- and deal-related costs	(0.5)	8.4
Asbestos-related adjustments	0.3	0.3
One-time costs related to separation	0.6	2.7
Amortization of acquisition-related inventory fair value step-up	—	0.5
Gain on sale of property	(0.5)	(0.5)
Non-cash write-off of deferred financing costs	—	0.2
Gain on sale of business	(39.8)	(74.2)
Loss on equity investments	0.1	0.5
Adjusted EBITDA (Non-GAAP)	$178.0	$715.4